UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009
______________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

As previously disclosed, on August 28, 2009, Bonds.com Group, Inc. (“we,” “us” or the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Fund Holdings, LLC (“Fund Holdings”).  Pursuant to the terms of the Purchase Agreement, Fund Holdings was to purchase up to $5,000,000 of units (the “Units”) in a series of three closings, with each Unit priced at $1,000 and consisting of 2,667 shares of our common stock and rights (the “Ordinary Purchase Rights”) to purchase an additional 9,597 shares of our common stock.  Under the Purchase Agreement, the last closing was to take place on or before November 26, 2009 and involve the purchase of $3,000,000 of Units; provided that Fund Holdings would forfeit certain rights – including the right to purchase up to an additional 26,893,580 shares and the benefit of certain covenants in the Purchase Agreement – only if it did not invest the final $3,000,000 on or before the date 120 days after the initial closing under the Purchase Agreement.  The Purchase Agreement, Units, purchase rights and related terms are described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009.

As of the date of this current report, Fund Holdings has invested a total of $2,000,000 through the first and second closings contemplated by the Purchase Agreement.  Fund Holdings has informed the Company that it is working to secure the funds necessary to consummate the third closing.  Additionally, the Company, with assistance from Fund Holdings, is in advanced negotiations regarding direct investments from two other potential investors.  Furthermore, Fund Holdings recently notified the Company that it believes the Company was in breach of certain provisions under the Purchase Agreement and asked the Company to agree to certain conditions before Fund Holdings consummates the third closing.  While the Company does not agree with Fund Holdings’ assertions, the Company is willing to satisfy Fund Holdings’ conditions to the third closing.

Accordingly, in connection with Fund Holdings’ efforts to consummate the third closing, the Company’s negotiations with two potential investors and Fund Holdings’ requests, the Company and Fund Holdings have executed an amendment letter to provide for certain amendments and clarifications to the Purchase Agreement (the “Amendment Letter”).  Notably, the Company and Fund Holdings have only delivered their signatures to the Amendment Letter into escrow.  Those signatures will not be released from escrow and the Amendment Letter will not be deemed binding unless and until the third closing under the Purchase Agreement is consummated.

The Amendment Letter, if and when released from escrow, would provide for the following conditions and obligations (among others):

●
Fund Holdings may arrange and coordinate the direct purchase by one or more other investors of some or all of Fund Holdings’ $3,000,000 remaining commitment plus up to an additional $2,000,000 of Units on substantially the same terms as the investments made by Fund Holdings under the Purchase Agreement (each a “Direct Investment”), for an aggregate total potential investment from Fund Holdings and such other investors of up to $7,000,000 (including the $2,000,000 already invested by Fund Holdings).

●
In the event that Fund Holdings does not consummate all or any portion of the final $3,000,000 closing under the Purchase Agreement, the aggregate amount of any Direct Investments will be credited against such obligation and shall be taken into account for purposes of determining (a) whether Fund Holdings’ receives the right to purchase up to an additional 26,893,580 shares pursuant to the Purchase Agreement, and (b) whether certain covenants in the Purchase Agreement will terminate pursuant to the terms of the Purchase Agreement.

●
Simultaneously with the purchase of Units pursuant to any Direct Investment, Fund Holdings shall have the right to purchase 25% of the Ordinary Purchase Rights that would otherwise be acquired by the investor in such Direct Investment (the “Additional OPRs”) – which means that for each Unit sold in any such Direct Investment, the investor would acquire 2,667 shares of our common stock and Ordinary Purchase Rights with respect to 7,200 shares of our common stock and Fund Holdings would have the opportunity to acquire Ordinary Purchase Rights with respect to 2,397 shares of our common stock.

●
All Ordinary Purchase Rights, Special Purchase Rights and Additional Purchase Rights issued under the Purchase Agreement or in connection with any Direct Investment, whether before or after the date of the Amendment Letter, will have the right to be exercised through a “cashless exercise” feature in which the right to purchase shares representing the in-the-money value, if any, of the Ordinary Purchase Right is surrendered to the Company in satisfaction of the exercise price and a net number of shares are issued to the holder.

●
In addition to the existing conditions set forth in the Purchase Agreement, Fund Holdings’ obligation to consummate the third closing under the Purchase Agreement is subject to certain conditions, including the following: (a) the Company’s Board of Directors shall have approved a resolution recommending that the Company’s stockholders vote to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 300,000,000 (the “Charter Amendment”) and obtained from the Company’s stockholders a valid written consent approving the Charter Amendment, subject to compliance with applicable laws; (b) Michael Sanderson shall have been elected as a director, appointed as Co-chairman of the Company’s Board of Directors and appointed, for a three-year term, subject to removal only for cause or with consent of Edwin L. Knetzger, III (co-chairman of the Company’s Board of Directors), as the Chief Operating Officer of the Company’s New York office and BondStation Pro line of business (if and to the extent permitted by applicable laws and regulations) or such other executive office of the Company that is reasonably acceptable to Messrs. Sanderson and Knetzger and is permitted under applicable laws and regulations; (c) the Company shall have secured certain amendments and agreements with respect to intellectual property that it licenses from a group of related third parties; (d) the Company shall have executed and delivered an amended Revenue Sharing Agreement with Radnor Research and Trading, LLC, (e) the Company shall have executed and delivered an employment agreement with George O’Krepkie; (f) John J. Barry IV and John Barry III shall execute a voting agreement (as discussed in more detail below); and (g) the Company shall have executed and delivered a financial advisory agreement between the Company and The Fund LLC; and (h) the Company shall have received a consent, in a form satisfactory to Fund Holdings, of MBRO Capital, LLC pursuant to the Commercial Term Loan Agreement, dated March 31, 2009, by and between the Company and MBRO, to the issuance of the Securities pursuant to the Purchase Agreement.  The foregoing items are conditions only, and the disclosure of these conditions should not be considered a statement by the Company that they have or will be satisfied.

●
The Company shall prepare, file with the Securities and Exchange Commission and cause to be mailed to the Company’s stockholders a Schedule 14C Information Statement with respect to the written consent of the Company’s stockholders to the Charter Amendment.  The Company must use its best efforts to cause the Schedule 14C Information Statement to be mailed to stockholders no later than 40 days after the third closing.

●
As soon as practicable, and in any event within 90 days after the third closing under the Purchase Agreement, the Company shall increase the size of its Board of Directors to six directors and appoint an additional independent director (who must be reasonably acceptable to Messrs. Sanderson and Knetzger) to the Board of Directors and also appoint such person to the Audit Committee of the Board of Directors.

The foregoing description of the Amendment Letter is a summary only and is qualified in its entirety by reference to the Amendment Letter, a copy of which is included as Exhibit 10.1 to this Current Report.

Additionally, in connection with the foregoing matters, Fund Holdings, John J. Barry IV and John Barry III have negotiated a Voting Agreement.  The Voting Agreement has not been executed and is not binding on any of the anticipated parties thereto, but, as noted above, its execution and delivery is required pursuant to the Amendment Letter.  If the Voting Agreement is executed, the Company anticipates that it will include obligations for John J. Barry IV and John Barry III to (a) vote in favor of the election of Messrs. Knetzger and Sanderson to the Company’s Board of Directors, along with the election of the independent director discussed above, (b) vote in favor of the Charter Amendment, and (c) not transfer any voting shares, except pursuant to certain permitted transactions.  Those permitted transactions would include any transactions that would not result in Messrs. Barry and Barry, Fund Holdings and its affiliates and one of the contemplated investors and its affiliates holding less than a majority of the Company’s outstanding common stock.  Additionally, if signed, the Company anticipates the Voting Agreement would obligate Fund Holdings to vote in favor of the election of Messrs. Barry and Barry to the Company’s Board of Directors.  The term of the Voting Agreement would be three years.

Edwin L. Knetzger, III, who is chairman of the Company’s Board of Directors, is the sole manager of Fund Holdings.  Mr. Knetzger currently holds a 10% membership interest in Fund Holdings.  Additionally, Fund Holdings previously assigned to Mr. Knetzger (a) a portion of its Ordinary Purchase Rights consisting of the right to purchase 1,598,000 shares of our common stock, (b) a portion of its “Special Purchase Rights” under the Purchase Agreement, consisting of the right to purchase 333,334 shares of our common stock, and (c) a portion of its “Additional Purchase Rights” under the Purchase Agreement, consisting of the right to purchase up to 8,964,527 shares of our common stock upon the exercise or conversion of other outstanding rights to acquire shares of our common stock.  Additionally, Mr. Knetzger, in his capacity as chairman of our Board of Directors, previously was issued a stock option to purchase 500,000 shares of our common stock.

The Company is cautiously encouraged by the potential for additional investments totaling at least $3,000,000 and up to $5,000,000 from a combination of Fund Holdings pursuant to the third closing under the Purchase Agreement and two additional investors pursuant to Direct Investments.  There is no assurance that all or any portion of the third closing by Fund Holdings or any Direct Investments will occur.  Such third closing and Direct Investments are subject to significant contingencies, risks and uncertainties.  These contingencies, risks and uncertainties include:

●
Failure by the Company to satisfy the conditions set forth above.  Not all of those conditions are within the Company’s control, including the obligation to secure amendments and agreements with respect to intellectual property that it licenses from a group of related third parties;

●	Fund Holdings may not be able to obtain sufficient funds to consummate the third closing;
●	None of the additional prospective investors has signed a binding commitment or agreement to invest;
●
Such additional prospective investors may opt not to invest based on a range of factors, including the results of their due diligence (including their review of our pending litigation, intellectual property rights, outstanding indebtedness and other matters), poor Company performance, a decline in the Company’s stock price, changes in economic or market conditions, and alternative investment opportunities or uses for their funds;

●	Inability of the Company and the prospective investors to agree on terms of the investments, terms governing certain matters among the investors; and
●	The Company may not be able to satisfy the investment terms or closing conditions ultimately proposed by the additional prospective investors.

Accordingly, we can provide no assurance that the Company will raise any additional funds pursuant to the Purchase Agreement or any Direct Investments.  The Company’s inability to obtain these funds could have a material adverse impact on our liquidity, financial condition and operations.

The offer and sale of securities by the Company pursuant to the Purchase Agreement and any Direct Investment have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act of 1933.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Amendment Letter, dated December 23, 2009, between the Company and Fund Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2009

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Letter, dated December 23, 2009, between the Company and Fund Holdings, LLC